UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2010

DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation)	1-4018 (Commission File Number)	53-0257888 (I.R.S. Employer Identification No.)
280 Park Avenue
New York, NY 10017
(Address of Principal Executive Offices)
(212) 922-1640
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
Dover Corporation (the “Company”) held its Annual Meeting of Shareholders on May 6, 2010 at which meeting the shareholders elected eleven directors and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010.
The breakdown of the shareholder votes on these matters is listed below:
1. Election of Directors:

Director	For	Against	Abstained

David H. Benson	150,599,256	1,964,997	88,103
Robert W. Cremin	151,460,842	1,101,937	89,577
Jean-Pierre M. Ergas	150,431,954	2,130,965	89,437
Peter T. Francis	151,383,771	1,183,403	85,182
Kristiane C. Graham	150,731,240	1,812,476	108,640
James L. Koley	150,494,609	2,072,694	85,053
Robert A. Livingston	151,156,907	1,422,053	73,396
Richard K. Lochridge	150,710,708	1,847,370	94,278
Bernard G. Rethore	151,474,387	1,095,877	82,092
Michael B. Stubbs	150,875,208	1,693,345	83,803
Mary A. Winston	151,028,431	1,537,629	86,296
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010.

For	Against	Abstain

161,736,126	1,284,065	98,964

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2010	DOVER CORPORATION (Registrant)
	By:	/s/ Joseph W. Schmidt
Joseph W. Schmidt
Vice President, General Counsel & Secretary